UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2011
Date of Report (Date of earliest event reported)

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15550 Lightwave Drive, Third Floor, Clearwater, FL	33760
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	727-324-0046

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    OTHER EVENTS.

As previously reported, Inuvo, Inc. was a party to litigation styled John Giura v Inuvo, Inc., Case No. 08 L 3539, in the Circuit Court of Cook County, Illinois, pursuant to which Mr. Giura, a former director, filed a breach of contract action alleging that we had breached a consulting agreement and seeking damages in excess of $500,000.  On April 1, 2011 we entered into a settlement agreement for this litigation pursuant to which we agreed to pay Mr. Giura $25,000 and issue him 40,000 shares of the our common stock valued at $114,800 in full settlement of all claims in this lawsuit.

As also previously reported, we were also a party to litigation styled Raleigh Flex Owner I, LLC v MarketSmart Interactive, Inc. and MarketSmart Advertising, Inc., Case No. 1:09-CV-699, in the Middle District of North Carolina in which the plaintiff was alleging breach of a lease agreement in addition to claims against both defendants for unfair and deceptive trade practices, fraud and misrepresentation and seeking damages in excess of $500,000.  On April 6, 2011 we entered into a settlement agreement for this litigation pursuant to which we agreed to pay a total of $340,000 to the plaintiff and issue it 40,000 shares of our common stock valued at $115,600 in full settlement of all claims in this lawsuit.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.

Date: April 7, 2011	By:	/s/ Wallace Ruiz
Wallace Ruiz, Chief Financial Officer

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